Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the KL Energy Corporation 2009 Equity Incentive Plan of our report dated March 8, 2010, with respect to the consolidated financial statements included in its Annual Report (Form 10-K) for the year ended December 31, 2009.

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 /s/ Ehrhardt, Keefe, Steiner & Hottman LLP

Denver, Colorado
August 6, 2010